Exhibit 99.1

Media General Reports December Revenues

          RICHMOND, Va., Jan. 27 /PRNewswire-FirstCall/ -- Media General, Inc. (NYSE: MEG) today reported December 2004 revenues of $72.2 million, a 7.7 percent increase from December 2003.  On a divisional basis, Publishing revenues increased 5.4 percent, Broadcast revenues rose 10.7 percent, and Interactive Media Division revenues were up 63.3 percent.

          For the month, newspaper advertising revenues increased $2.3 million, or 6.2 percent, over last year.  The Tampa Tribune reported a very strong month, with advertising revenues up 10.6 percent. The community newspaper group had advertising revenue growth of 8.9 percent.  When online revenues from Media General’s newspaper Web sites are included, total publishing revenues increased 6.1 percent for the month, and newspaper advertising revenues rose 7.1 percent.

          The strength for the month was mainly in Classified advertising revenues, which increased $1.1 million, or 10.1 percent, over 2003.  Including online advertising, the overall increase was 11.8 percent.  There were impressive gains in almost every market, driven mostly by help-wanted linage, with The Tampa Tribune posting an increase in Classified revenues of 13.4 percent.  Employment linage for the company’s three metropolitan newspapers, which typically slows seasonally in December, rose 16.2 percent, including increases of 29 percent at the Richmond Times-Dispatch, 6.8 percent at The Tampa Tribune, and 5.5 percent at the Winston-Salem Journal.  Richmond’s strong improvement was the result of lower unemployment rates that helped drive healthcare and state and governmental advertising as well as new advertising promotions in this category.  Results in automotive linage were mixed as The Tampa Tribune exceeded last year, while the Richmond Times-Dispatch and Winston-Salem Journal reported declines.  Real estate classifieds experienced solid gains in many markets, particularly the three metro newspapers.

          Retail ROP revenues continued to be soft and were about even for the month.  The Tampa Tribune reported a 14 percent increase, reflecting strength in the department store and medical categories, as well as Wal-Mart advertising.  The Richmond Times-Dispatch was down nearly 3 percent as advertising from the new malls in December 2003 was strong.  Media General newspapers in Northern Virginia and Charlottesville also posted gains for the month.  Retail, including preprints, exceeded last year by approximately 1 percent.

          Preprint revenues, which were up $520,000, or 6.4 percent, contributed to the strength of December’s overall results.  About half of the increase came from The Tampa Tribune, and most other newspapers showed gains as well.

          National ROP revenues declined $55,000, or 1.7 percent.  The shortfall was in Tampa, driven by lower telecommunications advertising, while other markets showed gains in the category.  National, including preprints, exceeded last year by 7.8 percent, or $280,000.

          Circulation revenues were down slightly, mostly the result of volume declines.

          In the Broadcast Division, gross time sales increased $1 million, or 4.5 percent.  Local time sales increased $1.4 million, or 9.8 percent, and reflected gains in the specialty stores, department stores, fast food and services categories that more than offset a decrease in the automotive category.  National time sales rose $384,000, or 5.4 percent, due to increases in automotive, corporate and fast food advertising that more than offset declines in the department store and appliance categories.

          As expected for December of 2004, Political revenues were absent whereas early presidential primary spending in the prior-year quarter generated revenues of $770,000.

          Interactive Media Division revenues increased 63.3 percent to $1.2 million, driven by a 62 percent increase in Classified advertising, reflecting both rate increases and strong volume growth.  Local advertising revenues increased 70 percent.

          About Media General
          Media General is a diversified communications company, operating leading newspapers, television stations and online enterprises primarily in the Southeastern United States.  The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, the Richmond Times-Dispatch, and the Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 100 weekly newspapers and other publications.  The company’s broadcasting assets include 26 network-affiliated television stations that reach more than 30 percent of the television households in the Southeast and nearly 8 percent of those in the United States.  The company’s interactive media assets include more than 50 online enterprises that are associated with its newspapers and television stations.  Media General also owns a 20 percent interest in The Denver Post and a 33 percent interest in SP Newsprint Company.

MEDIA GENERAL INC.

Revenues and Page Views

	December

	2004	2003	% Change

Revenues (000)	$72,167	$67,023	7.7%
Publishing	46,327	43,941	5.4%
Broadcast	25,015	22,607	10.7%
Interactive Media	1,158	709	63.3%
Eliminations	(333)	(234)	(42.3)%
Selected Publishing Revenues (000)
By Category
Advertising	$38,439	$36,179	6.2%
Classified	12,373	11,242	10.1%
Retail	11,563	11,575	(0.1)%
National	3,114	3,168	(1.7)%
Preprints	8,669	8,146	6.4%
Other	2,720	2,048	32.8%
Circulation	6,848	6,883	(0.5)%
By Property
Richmond	10,950	10,923	0.2%
Tampa	14,874	13,541	9.8%
Winston-Salem	4,494	4,441	1.2%
Community Newspapers	15,798	14,784	6.9%
Advertising Revenues (Dailies) (000)
Richmond	$8,391	$8,331	0.7%
Tampa	13,463	12,177	10.6%
Winston-Salem	3,669	3,682	(0.4)%
Community Newspapers	11,218	10,302	8.9%
Broadcast Time Sales (gross) (000)	$22,987	$21,989	4.5%
Local	15,545	14,156	9.8%
National	7,449	7,065	5.4%
Political	(7)	768	—
Selected Online Total Page Views
TBO.com	15,102,136	12,025,915	25.6%
(Tampa, Fla.)
timesdispatch.com	6,902,525	4,942,553	39.7%
(Richmond, Va.)
JournalNow.com	2,880,611	2,471,579	16.5%
(Winston-Salem, N.C.)

MEDIA GENERAL INC.

Revenues and Page Views

	Year-to-Date

	2004	2003	% Change

Revenues (000)	$900,420	$837,423	7.5%
Publishing	566,487	544,059	4.1%
Broadcast	323,653	286,233	13.1%
Interactive Media	13,920	9,663	44.1%
Eliminations	(3,640)	(2,532)	(43.8)%
Selected Publishing Revenues (000)
By Category
Advertising	$465,239	$445,107	4.5%
Classified	185,193	170,679	8.5%
Retail	132,813	133,777	(0.7)%
National	33,649	34,412	(2.2)%
Preprints	86,759	84,039	3.2%
Other	26,825	22,200	20.8%
Circulation	89,025	87,355	1.9%
By Property
Richmond	137,851	134,644	2.4%
Tampa	178,681	169,950	5.1%
Winston-Salem	53,771	53,644	0.2%
Community Newspapers	193,959	183,852	5.5%
Advertising Revenues (Dailies) (000)
Richmond	$104,862	102,179	2.6%
Tampa	160,735	153,222	4.9%
Winston-Salem	43,725	43,544	0.4%
Community Newspapers	134,327	125,744	6.8%
Broadcast Time Sales (gross) (000)	$323,608	$282,647	14.5%
Local	183,529	173,919	5.5%
National	102,423	101,511	0.9%
Political	37,656	7,217	—
Selected Online Total Page Views
TBO.com	231,493,016	160,550,724	44.2%
(Tampa, Fla.)
timesdispatch.com	81,767,495	75,529,011	8.3%
(Richmond, Va.)
JournalNow.com	35,147,735	30,342,005	15.8%
(Winston-Salem, N.C.)

          Notes: All data are subject to later adjustment, excludes discontinued operations.

MEDIA GENERAL INC.

Daily Newspapers Advertising Linage*

	December

	2004	2003	% Change

RICHMOND TIMES-DISPATCH
Retail	35,418	38,307	(7.5)%
National	11,132	11,703	(4.9)%
Classified	56,288	60,075	(6.3)%
Total	102,838	110,085	(6.6)%
TAMPA TRIBUNE
Retail	51,184	45,988	11.3%
National	16,349	17,821	(8.3)%
Classified	116,240	111,465	4.3%
Total	183,773	175,274	4.8%
WINSTON-SALEM JOURNAL
Retail	39,521	48,876	(19.1)%
National	9,618	9,001	6.9%
Classified	47,231	48,975	(3.6)%
Total	96,370	106,852	(9.8)%
COMMUNITY DAILIES
Retail	348,987	375,202	(7.0)%
National	30,477	28,124	8.4%
Classified	386,627	406,555	(4.9)%
Total	766,091	809,881	(5.4)%
MEDIA GENERAL DAILIES TOTAL
Retail	475,110	508,373	(6.5)%
National	67,576	66,649	1.4%
Classified	606,386	627,070	(3.3)%
Total	1,149,072	1,202,092	(4.4)%

MEDIA GENERAL INC.

Daily Newspapers Advertising Linage*

	Year-to-Date

	2004	2003	% Change

RICHMOND TIMES-DISPATCH
Retail	409,466	437,052	(6.3)%
National	128,879	142,023	(9.3)%
Classified	915,432	891,936	2.6%
Total	1,453,777	1,471,011	(1.2)%
TAMPA TRIBUNE
Retail	543,824	520,203	4.5%
National	184,871	200,863	(8.0)%
Classified	1,645,569	1,649,129	(0.2)%
Total	2,374,264	2,370,195	0.2%
WINSTON-SALEM JOURNAL
Retail	463,189	458,800	1.0%
National	103,136	99,847	3.3%
Classified	726,998	741,061	(1.9)%
Total	1,293,323	1,299,708	(0.5)%
COMMUNITY DAILIES
Retail	4,080,481	4,166,911	(2.1)%
National	365,577	343,295	6.5%
Classified	5,551,227	5,199,270	6.8%
Total	9,997,285	9,709,476	3.0%
MEDIA GENERAL DAILIES TOTAL
Retail	5,496,960	5,582,966	(1.5)%
National	782,463	786,028	(0.5)%
Classified	8,839,226	8,481,396	4.2%
Total	15,118,649	14,850,390	1.8%

* Advertising is in column inches -- full run only

SOURCE  Media General, Inc.
          -0-                                                            01/27/2005
          /CONTACT:  Investors: Lou Anne J. Nabhan, +1-804-649-6103, or Media: Ray Kozakewicz, +1-804-649-6748, both of Media General, Inc./
          /First Call Analyst: /
          /FCMN Contact: etucker@mediageneral.com /
          /Web site:  http://www.mediageneral.com/